Media Release

Canaco and Douglas Lake sign letter of intent on proposed merger

Vancouver, April 19, 2007- Canaco Resources Inc. (CAN: TSX-V) is pleased to announce the Company has entered into a non-binding letter of intent with Douglas Lake Minerals Inc. (DLKM: OTCBB) which contemplates the acquisition of Douglas Lake by the Company pursuant to a plan of arrangement under the Canada Business Corporations Act. It is proposed that the acquisition will be effected by way of a triangular merger whereby the Company will cause a wholly-owned special purpose subsidiary to be merged into Douglas Lake and Douglas Lake's shareholders will exchange their existing shares of Douglas Lake common stock (the "Douglas Lake Shares") for shares of Canaco common stock (the "Canaco Shares").

Presently, there is no agreement on any terms of the plan of arrangement other than it is understood that in no event will the number of shares issued to the shareholders of Douglas Lake exceed 99.9% of the number of shares of Canaco issued and outstanding immediately prior to the consummation of the proposed transaction. The parties will negotiate in good faith to agree on the definitive terms of a formal agreement, including purchase price, exchange ratio, and due diligence requirements. The plan of arrangement will be made subject to various conditions, including applicable regulatory approval, approval by the stockholders of Douglas Lake and Canaco, and the approval by the Supreme Court of British Columbia of the fairness of the terms and conditions of the exchange of Canaco Shares for Douglas Lake Shares pursuant to the plan of arrangement. Independent valuations and fairness opinions will be completed prior to the development of a formal agreement that will define the proposed transaction. The letter of intent provides that there is a standstill agreement ending June 30, 2007. There is a risk that the parties will not reach an agreement and the transaction will not complete, in which case Canaco has agreed to a 2 year standstill arrangement.

Both Canaco and Douglas Lake are emerging junior exploration companies and have previously entered into a Strategic Alliance Agreement to collaborate in the exploration and development of mineral properties in the United Republic of Tanzania.

Together, the companies have exploration assets consisting of 31 properties representing a total 9,788 km2, or 2.1% of the available mineral rights in Tanzania. These properties constitute a wide variety of prospects and mineral potential within the north, northwest and central Tanzania. The mineral potential of the portfolio is predominantly gold focused but also includes diamond, other gemstones and properties with base metal potential. In addition to the Tanzanian assets, Canaco also has exploration assets in Mexico.

The Canaco Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any of the securities of Canaco or Douglas Lake.

For further information contact:

Andrew Lee Smith, Chairman and CEO	- or -	Nick Watters, Investor Relations

Telephone: 604-488-0822 or 1-866-488-0822
Visit our website: www.canaco.ca
Email: investors@canaco.ca

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the release.

Forward-Looking Statements: This press release contains forward-looking statements that are based on the Company's current expectations and estimates. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur, and include, without limitation, statements regarding the obligations of the Company under the proposed merger. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual events or results to differ materially from estimated or anticipated events or results implied or expressed in such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as may be required by applicable securities laws, the Company disclaims any intent or obligation to update any forward-looking statement, whether as a result of new information, future events or results or otherwise. Forward-looking statements are not guarantees of future performance and accordingly undue reliance should not be put on such statements due o the inherent uncertainty therein.